SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of report (Date of earliest event reported) November 29, 1996



                        SCHNITZER STEEL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



         OREGON                        0-22496                  93-0341923
----------------------------         -----------            --------------------
(State or other jurisdiction         (Commission              (IRS Employer
    of incorporation)                File Number)           Identification No.)



        P.O. Box  10047
          Portland, OR                                           97296-0047
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number including area code:             (503) 224-9900






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                        SCHNITZER STEEL INDUSTRIES, INC.

                                    FORM 8-K
                                DECEMBER 13, 1996



Item 2.     Acquisition or Disposition of Assets

       On November 29, 1996, PIC Acquisition Corporation ("PIC"), a wholly owned subsidiary of Schnitzer Steel Industries, Inc. (the "Company"), acquired 4,079,225 shares of Common Stock of Proler International Corp. ("Proler") (representing approximately 86% of the outstanding shares of Proler) for $9.00 cash per share pursuant to a tender offer for all of the outstanding shares of Common Stock of Proler. The tender offer commenced on September 20, 1996 pursuant to the Agreement and Plan of Merger among PIC, Proler, and the Company. PIC subsequently purchased an additional 342,600 shares of Common Stock of Proler, thereby increasing its ownership to approximately 94% of the outstanding Proler shares. On December 6, 1996, the Company completed the merger of PIC with and into Proler. As a result of the merger, all remaining outstanding shares of Proler Common Stock were converted into the right to receive the same $9.00 per share in cash paid in the tender offer and Proler became a wholly owned subsidiary of the Company.

       The total amount of funds required to acquire Proler pursuant to the tender offer and merger was approximately $42.5 million. The Company borrowed these funds under its existing $100,000,000 unsecured revolving credit facility with The First National Bank of Chicago, The Chase Manhattan Bank, N.A., Wells Fargo Bank, N.A. and Seattle First National Bank.

       Proler is an environmental services company involved in the recovery and recycling of scrap metals and industrial wastes. Through its joint ventures, Proler exports ferrous scrap to foreign markets from scrap collection, processing and deep water facilities in Los Angeles, California; Providence, Rhode Island; Everett, Massachusetts; and Jersey City, New Jersey. It is the Company's current intention that most of Proler's assets will continue to be used in its business, although the Company intends to review and consider disposing of Proler's businesses outside of its core scrap metal recycling business.


Item 7.     Financial Statements and Exhibits

(a)  Financial Statements of Businesses Acquired

     (1) The audited Consolidated Financial Statements of Proler for the year ended January 31, 1996.

     (2) The audited Combined Financial Statements of Proler's Joint Operations for the year ended January 31, 1996.

     (3) The unaudited Consolidated Balance Sheet of Proler as of July 31, 1996, and the related unaudited Consolidated Statements of Operations and Cash Flows for each of the six months ended July 31, 1996 and 1995, are incorporated herein by reference from Part I of Proler's Form 10-Q Quarterly Report (Commission File Number: 1-5276) for the period ended July 31, 1996.

     It was impracticable to include Item 7 (a) (1) and (2) above in this report. Such financial statements will be filed by amendment to this report upon receipt of consents from independent accountants, which will be on or before February 11, 1997.


(b)  Pro Forma Financial Information

     It was impracticable to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X in this Form 8-K filing. The required pro forma financial information will be filed by amendment to this report on or before February 11, 1997.

(c)  Exhibits

     2. Agreement and Plan of Merger dated September 15, 1996. Incorporated by reference to Exhibit (c) (1) to the Company's Schedule 14D-1 filed September 20, 1996.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   December 13, 1996
         -----------------

                                                SCHNITZER STEEL INDUSTRIES, INC.


                                                By/s/Barry A Rosen
                                                  ------------------------------
                                                    Barry A. Rosen
                                                    Vice President, Finance


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                        SCHNITZER STEEL INDUSTRIES, INC.
                                    FORM 8-K
                                DECEMBER 13, 1996



                                INDEX TO EXHIBITS
                                -----------------

Exhibit
Number                                                                   Page
-------                                                                  ----

2. Agreement and Plan of Merger dated September 15, 1996, is incorporated by reference to Exhibit (c) (1) to Registrant's Schedule 14D-1 filed September 20, 1996.